EXHIBIT 10.40

                         INTELLECTUAL PROPERTY AGREEMENT

                                     between

                         TEXAS INSTRUMENTS INCORPORATED,
                                  as Purchaser

                                       and

                               HARRIS CORPORATION,
                 HARRIS ADVANCED TECHNOLOGY (MALAYSIA) SDN. BHD
                                       and
                       HARRIS SOUTHWEST PROPERTIES, INC.,
                                    as Seller

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----

I.    DEFINITIONS............................................................2

II.   ASSIGNMENT.............................................................2
      2.1.  Logic Business Intellectual Property.............................2
      2.2.  Documentation....................................................2

III.  GRANT OF LICENSE.......................................................2
      3.1.  Patents..........................................................2
      3.2.  Know-How.........................................................2
      3.3.  Copyrights.......................................................2
      3.4.  Mask Works.......................................................3
      3.5.  Trademarks.......................................................3
      3.6.  Third Party Intellectual Property................................3
      3.7.  Sublicense.......................................................3
      3.8.  Quality Control..................................................4
      3.9.  Identification of Patents After Closing Date.....................4
      3.10. Grant-Back License for Supply Agreements.........................4

IV.   TECHNOLOGY TRANSFER....................................................4
      4.1.  Sufficient Transfer..............................................4
            (a)  Identified Parts ...........................................5
            (b)  Identified Processes .......................................5
            (c)  Component Testing Software and Hardware and
                 Associated Documentation ...................................5
            (d)  Logic Product Software .....................................5
            (e)  Technical Data .............................................5
            (f)  Books and Records ..........................................5
      4.2.  Support..........................................................6

V.    REPRESENTATIONS AND WARRANTIES.........................................6
      5.1.  Conflict.........................................................6
      5.2.  Ownership........................................................6
      5.3.  No Infringement by Seller........................................6
      5.4.  No Infringement by Third Party...................................7
      5.5.  Effective Transfer of Necessary Rights...........................7

VI.   MISCELLANEOUS PROVISIONS...............................................7
      6.1.  Cooperation......................................................7
      6.2.  No Obligation....................................................7
      6.3.  Notices..........................................................8
      6.4.  Expenses.........................................................9
      6.5.  Successors and Assigns...........................................9

      6.6.  Waiver...........................................................9
      6.7.  Entire Agreement; Disclosure Schedules...........................9
      6.8.  Amendments, Supplements, Etc.....................................9
      6.9.  Rights of the Parties............................................9
      6.10. Further Assurances...............................................9
      6.11. Applicable Law..................................................10
      6.12. Execution in Counterparts.......................................10
      6.13. Titles and Headings.............................................10
      6.14. Invalid Provisions..............................................10
      6.15. Attorneys' Fees.................................................10

EXHIBIT A   DEFINITIONS.....................................................13

                         INTELLECTUAL PROPERTY AGREEMENT

      This INTELLECTUAL PROPERTY AGREEMENT (this "Agreement") is made and entered into as of December 3, 1998, by and between Texas Instruments Incorporated, a Delaware corporation ("Purchaser"), and Harris Corporation, a Delaware corporation, acting through its Semiconductor Sector ("Harris"), Harris Advanced Technology. (Malaysia) Sdn. Bhd, a Malaysian corporation ("HAT") and Harris Southwest Properties, Inc., a Delaware corporation ("HSP") (collectively, "Seller").

                                    RECITALS:

      WHEREAS, among other businesses, Seller presently conducts the business (the "Commercial Logic Business") of manufacturing, marketing and selling commercial digital logic integrated circuits, listed by part number on Schedule 6.9(a) attached to the Commercial Asset Purchase Agreement defined hereafter (the "Commercial Logic Products");

      WHEREAS, Seller desires to sell and Purchaser desires to purchase Seller's right to manufacture, market and sell the Commercial Logic Products and certain assets, rights and properties of Seller used or useful in connection with the Commercial Logic Business, all on the terms and subject to the conditions set forth in an Asset Purchase Agreement dated October 23, 1998 (the "Commercial Asset Purchase Agreement");

      WHEREAS, Seller also presently conducts the business (the "Military Logic Business") of manufacturing, marketing and selling military digital logic integrated circuits, listed by part number on Schedule 6.9(a) attached to the Military Asset Purchase Agreement defined hereafter (the "Military Logic Products");

      WHEREAS, Seller also desires to sell and Purchaser also desires to purchase Seller's right to manufacture, market and sell the Military Logic Products and certain assets, rights and properties of Seller used or useful in connection with the Military Logic Business, all on the terms and subject to the conditions set forth in an Asset Purchase Agreement dated October 23, 1998 (the "Military Asset Purchase Agreement");

      WHEREAS, Seller owns or controls and has or may have various Intellectual Property rights which relate to or are utilized in the conduct of the Commercial Logic Business and the Military Logic Business and manufacture, marketing and sale of the Commercial Logic Products and Military Logic Products, and which Purchaser desires to acquire by assignment or utilize under license; and

      WHEREAS, Seller wishes to grant ownership or licenses to Purchaser under the various Intellectual Property rights owned or controlled by Seller;

      NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, and other good and valuable consideration, the parties hereby agree as follows:

                                 I. DEFINITIONS

      As used in this Agreement, unless the context otherwise requires, capitalized terms defined in this Agreement shall have the meanings set forth on Exhibit A hereto. Capitalized terms used but not defined herein have the meanings given them in the respective applicable Commercial Asset Purchase Agreement or Military Asset Purchase Agreement.

                                 II. ASSIGNMENT

      2.1. Logic Business Intellectual Property. Seller agrees to assign and transfer on the Closing Date, and hereby assigns and transfers (effective on the Closing Date) to Purchaser, all right, title and interest of Seller in and to the Logic Business Intellectual Property included in the items listed on the Asset Purchase Agreement Schedules 2.1(e), 2.1(f) and 2.1(g) and all other Logic Business Intellectual Property, together with any and all of the goodwill of the business in connection with which the Trademarks hereby assigned are used; all right, title and interest in any and all pending applications for registration or other protection of the same (including, without limitation, any and all right to claim priority in connection therewith); and all rights and causes of action to sue, enforce or recover for past, present or future infringement, misappropriation, dilution, unfair competition, false designation of origin or the like of the Intellectual Property assigned hereby.

      2.2. Documentation. At and after the Closing Date, each party hereto will execute and deliver any deeds, bills of sale, assignments or assurances and take and do any other actions and things reasonably necessary to vest, perfect or confirm of record or otherwise, in the other party, any and all right, title and interest in, to and under any of the rights, properties or assets of the party acquired or to be acquired by the other party as a result of, or in connection with, this Agreement.

                             III. GRANT OF LICENSE

      3.1. Patents. Seller grants to Purchaser an irrevocable, perpetual, world-wide, fully paid and royalty-free non-exclusive license under all Invention Disclosures and Patents included in Seller Intellectual Property at the Closing Date, to engage in the Logic Business and to make, use, sell, offer for sale, export and import Logic Products.

      3.2. Know-How. Seller grants to Purchaser an irrevocable, perpetual, world-wide, fully-paid and royalty-free exclusive license under all Know-How included in Seller Intellectual Property at the Closing Date, and used by Seller in the Logic Business, to make, use, sell, offer for sale, export and import Logic Products and other products in the Field of Use.

      3.3. Copyrights. Seller grants to Purchaser an irrevocable, perpetual, world-wide, fully-paid and royalty-free license under all Copyrights included in Seller Intellectual Property at the Closing Date, to copy and reproduce, create adaptive and derivative works, publicly distribute copies and reproductions, publicly display or perform, and otherwise utilize the Copyrights in the use, sell, offer for sale, export and import of Logic Products. Such license shall be subject to pre-existing rights granted to third parties, but otherwise shall be exclusive in the Field of Use, and non-exclusive otherwise.

      3.4. Mask Works. Seller grants to Purchaser an irrevocable, perpetual, world-wide, fully-paid and royalty-free license under all Mask Works included in Seller Intellectual Property at the Closing Date, to reproduce a Mask Work by any means, to import or distribute a semiconductor chip product in which a Mask Work is embodied or to induce or cause others to do any of the foregoing, for Logic Products. Such license shall be subject to pre-existing rights granted to third parties, but otherwise shall be exclusive in the Field of Use, and non-exclusive otherwise.

      3.5. Trademarks. Seller grants to Purchaser an irrevocable, world-wide, fully-paid and royalty-free license to use Trademarks included in Seller Intellectual Property and previously used by Seller in connection with Logic Products. Such license shall be for a transitional period of two (2) years from the Closing Date or, if longer than two (2) years, until all inventory and work-in-progress displaying Seller's Trademarks, in existence at the Closing Date, is exhausted. Thereupon such license and such rights will terminate. Such license shall be subject to preexisting rights granted to third parties, but otherwise shall be exclusive in the Field of Use, and non-exclusive otherwise. Notwithstanding the foregoing, the parties agree that Purchaser shall have the right, perpetually, to use all product specific identification numbers and configurations used by Seller in connection with the Logic Products.

      Purchaser shall not acquire under the terms of this Agreement any title or interest in the name "Harris" or "Harris Semiconductor" or Seller's monograms, logos, trademarks, or any variations or combinations thereof that have any application beyond the Logic Business. Purchaser, however, shall be entitled to
(i) market and sell without alteration all Logic Product Inventory acquired hereunder and all Logic Products acquired under the terms of the Supply Agreement (as hereinafter defined), which the parties acknowledge shall bear Seller's package designation, (ii) continue to use, in connection with the manufacture, marketing and sale of Logic Products, all materials and supplies acquired hereunder and shall not be obligated to overstamp or otherwise alter such materials prior to use and (iii) otherwise use the above referenced Seller names and marks in accordance with the terms of the licenses granted in this
Article III.

      3.6. Third Party Intellectual Property. To the extent not otherwise assigned or transferred above, Seller grants to Purchaser a sublicense under any such Third Party Logic Business Intellectual Property at the Closing Date, subject to Purchaser's right to refuse such license, to make, use, sell, offer for sale, export and import Logic Products. Such license shall be irrevocable, perpetual, world-wide, fully-paid and royalty-free, exclusive in the Field of Use and non-exclusive otherwise, to the full extent permissible, or else be on the best other terms available under the license between Seller and the third party, except that any Patents sublicensed hereunder shall be licensed only on a non-exclusive basis.

      3.7. Sublicense. With respect to the assets assigned in Article II herein and the licenses granted in Sections 3.1 through 3.5, and to the full extent permissible under Section 3.6, above, the assignment and license to Purchaser hereunder includes, without limitation:

            (a) the right to have Seller or a third party make Logic Products either in finished or semi-finished form (by way of example, semi-finished form" includes (1) semiconductor wafers at any stage of their manufacture, (2) foundry services and (3) assembly) for offer for sale, sale, use, lease, import or other disposition directly or indirectly by Purchaser or under the trademark, trade name, or other commercial indicia of Purchaser.

            (b) the right to sublicense to any Affiliate of Purchaser.

            (c) the right to assign or transfer the license by Purchaser to a third party in connection with a merger or sale in which a third party acquires substantially all or a major portion of the Logic Business assets acquired from Seller hereunder.

      3.8. Quality Control. To the extent the Seller Trademarks are used on or in connection with the manufacture, sale, performance or service of Logic Products manufactured, used, performed or sold as of the Closing Date (hereinafter referred to as the "Trademarked Products"), Purchaser shall manufacture, distribute, and sell the Trademarked Products in accordance with applicable minimum quality standards used immediately preceding the Closing Date.

      3.9. Identification of Patents After Closing Date. If, subsequent to the Closing Date, either party identifies any Patents or Mask Works Rights which are Logic Business Intellectual Property that are not specifically identified in this Agreement and for which Seller is obligated under Section 2.1 herein to assign rights therein to Purchaser, then upon notice thereof Seller shall promptly inform Purchaser of all relevant information in Seller's possession and, at the request of Purchaser, Seller shall cooperate in execution and delivery of assignment documentation and take and do any other actions and things reasonably necessary to vest, perfect or confirm of record or otherwise in Purchaser any and all right, title and interest in said Patents or Mask Works Rights. The obligations of Seller under this Section 3.9 shall be Purchaser's sole remedy for any failure to identity or assign Patents or Mask Works Rights which are Logic Business Intellectual Property.

      3.10. Grant-Back License for Supply Agreements. Purchaser grants to Seller a fully-paid and royalty-free non-exclusive license under Logic Business Intellectual Property acquired by Seller under Article II and under Seller Intellectual Property licensed exclusively under Article III, for the duration of and to the extent necessary for Seller to fulfill its obligations to Purchaser under the agreements by and between Seller and Purchaser dated October 23, 1998, for the supply by Seller of Commercial Logic Products and Military Logic Products to Purchaser (the "Commercial Supply Agreement" and "Military Supply Agreement").

                            IV. TECHNOLOGY TRANSFER

      4.1. Sufficient Transfer. Seller agrees to promptly, at its expense, but in no event later than sixty (60) days after Closing Date, transfer to Purchaser any and all information in written or electronic format and materials, in the physical possession or control of Seller and reasonably necessary and sufficient to carry on the business of manufacturing, marketing and selling the Logic Products by Seller and in no event less than necessary to carry on such business in a commercially reasonable manner, including without limitation putting Purchaser in possession of the following:

            (a) Identified Parts -- everything needed by Seller to manufacture, market and sell the parts identified in Schedule 6.9(a) of the Asset Purchase Agreement.

            (b) Identified Processes -- everything needed by Seller to perform all semiconductor manufacturing processes used by Seller to manufacture Logic Products on the Closing Date, through back-end assembly, testing and packaging, including but not limited to the following processes: CD4000; BiCMOS FCT; HC/HCT; and AC/ACT.

            (c) Component Testing Software and Hardware and Associated Documentation -- all component software test programs used in the Logic Business, associated probe cards and final test fixtures (including diagrams thereof, other associated documentation, and testing hardware and software identified on Asset Purchase Agreement Schedule 2.1(e) herein) used in the design and manufacture of the Logic Products, except to the extent unavailable after diligent search and attempt to locate the same;

            (d) Logic Product Software -- all design, development, application and technical support software and associated documentation (including product software identified on Asset Purchase Agreement Schedule 2.1(f) herein) used in the design and manufacture of the Logic Products, except to the extent unavailable after diligent search and attempt to locate the same;

            (e) Technical Data -- all technical information used in the Logic Business (whether in written or electronic format) or relating to the Logic Products or to the manufacture, marketing and sale thereof, including the information identified on Asset Purchase Agreement Schedule 2.1(g) herein and further including, without limitation, except to the extent unavailable after diligent search and attempt to locate the same: test flows for probe and final test, yield data by device for wafer fab and final test, Logic Product data books or data sheets, outstanding specification waivers, outstanding product change notices, special current customer requirements, specific flow for current customers, characterization packets and electrical data logs, process and assembly qualification data, ESD data, all device revisions, all die revisions, die size, fabrication processes, layout rules for each technology, layout data by device, process parameter limits for each technology, process history data for each technology, process recipe modifications by device, mount and bond diagrams by device, quality reliability data and to the extent available, verification rules, schematics by device, SPICE models, materials list of packages, assembly diagrams and masks;

            (f) Books and Records -- all books and records of the Logic Business relating to product engineering, research and development, and manufacture, marketing and sale of Logic Products, including, without limitation, customer lists, backlog information, distributor resale data, internal price books, delivery performance information, and all outstanding Logic Product price quotes, except to the extent unavailable after diligent search and attempt to locate the same.

      If, subsequent to the Closing Date, either party identifies any information or materials which have not been delivered to Purchaser as required under this Agreement, then upon notice thereof Seller shall promptly undertake all reasonable steps to effect such delivery.

      4.2. Support. Seller agrees to provide Purchaser after Closing Date reasonable support to put Purchaser in a position to carry on the business of manufacturing, marketing and selling the Logic Products at least to the extent carried on by Seller and in no event less than in a commercially reasonable manner, including without limitation training as requested by Purchaser or Purchaser's employees and further demonstrations or explanations regarding any of the materials or information referred to in Section 4.1. Such support shall include the services of four Seller engineers and four Seller marketing specialists to assist Purchaser during the six month period following the Closing Date, on a full time basis during the first two months of such period and thereafter on a part time basis as required by Purchaser. The foregoing services will be provided to Purchaser without charge. Such services will be provided at the locations designated by Purchaser. Seller will defray all travel costs associated with such services, up to $50,000 in the aggregate. Purchaser will reimburse Seller for all additional travel costs incurred at the request of Purchaser, based on actual expenditures for coach airfare and standard business accommodations and meals. Any support services requested by Purchaser in addition to the foregoing shall be provided by Seller at an hourly rate of $50.00 per hour per Seller employee, but not to exceed a day rate per employee of $400.00.

                       V. REPRESENTATIONS AND WARRANTIES

      5.1. Conflict. These representations and warranties are in addition to and not in lieu of all representations and warranties set forth in the Asset Purchase Agreement.

      5.2. Ownership. Seller owns or has the right to license the Testing Hardware and Software, the Product Software, the Technical Data and all other intellectual property rights to be conveyed or licensed to Purchaser pursuant to this Agreement and the Asset Purchase Agreement (collectively referred to as "Proprietary Rights") and has the rights to sell, assign, transfer, license and deliver, as applicable, such Proprietary Rights to Purchaser as contemplated herein.

      5.3. No Infringement by Seller.

            (a) Except as noted in Subsection 5.3(b) herein, to the actual knowledge of Seller, the Proprietary Rights do not conflict with or infringe, and no one has asserted to Seller that such rights conflict with or infringe, any proprietary rights owned, possessed or used by any third party. There are no claims, disputes, actions, proceedings, suits or appeals pending against Seller with respect to any Proprietary Rights, and to the knowledge of Seller, none has been threatened against Seller. Except as noted in Subsection 5.3(b) herein, to the actual knowledge of Seller, there are no facts or alleged facts which would reasonably serve as a basis for any claim that Seller does not have the right to use, free of any rights or claims of others, all Proprietary Rights in the design, development, manufacture, use, sale and other disposition of any or all of the Products and services presently being used, furnished or sold in the conduct of the Logic Business as it is now being conducted.

            (b) Beginning in 1989 Seller received notices regarding alleged infringement and future infringement relating to patents and patent applications for which Jerome Lemelson is a named inventor. Purchaser acknowledges this matter as described in the letter to Mr. Douglas E. Whitney, Esq., dated January 14, 1998 (a copy of which Purchaser acknowledges having received including an Exhibit A) and the complaint filed by the Lemelson Medical, Education & Research Foundation, Limited Partnership in U.S. District Court, District of Arizona on July 31, 1998, naming multiple defendants including Purchaser. As of the date of this Agreement this matter remains unresolved.

      5.4. No Infringement by Third Party. To the actual knowledge of Seller, the Proprietary Rights transferred or exclusively licensed to Purchaser herein are not infringed by any third party, and Seller has not asserted against any third party that such rights are infringed by any third party. There are no claims, disputes, actions, proceedings, suits or appeals pending against a third party by Seller with respect to those rights.

      5.5. Effective Transfer of Necessary Rights. Pursuant to the Asset Purchase Agreement and the documents, instruments and agreements contemplated thereby, Seller will either (i) license the Proprietary Rights or (ii) transfer good title to the Proprietary Rights to Purchaser. The Proprietary Rights sold or licensed to Purchaser pursuant to the Asset Purchase Agreement and the documents, instruments and agreements contemplated thereby, including but not limited to this Agreement, will transfer all necessary Intellectual Property rights which Seller has the right and authority to transfer to Purchaser to conduct the Logic Business, at least to the extent carried on by Seller immediately prior to the Closing Date, with the mutual understanding that conduct of the Logic Business by Purchaser may require that Purchaser utilize in conjunction therewith the intellectual property rights, business organization and capabilities presently in Purchaser's possession.

                          VI. MISCELLANEOUS PROVISIONS

      6.1. Cooperation. Seller agrees to make its employees reasonably available to the Purchaser to reasonably assist and otherwise reasonably cooperate in the preparation and prosecution of all Logic Business Patents, Logic Business Trademarks, Logic Business Copyrights, Logic Business Mask Works and Logic Business Invention Disclosures and to execute any and all applications, assignments, affidavits, and any other papers in connection therewith to perfect Purchaser's rights in any country. Such assistance and cooperation includes, but is not limited to communicating relevant facts and enabling contact with relevant employees and cooperating in testifying in any legal proceedings, signing all lawful papers, executing all divisional, continuations, reissues and substitute applications, making all lawful oaths, and generally doing everything reasonable to aid Purchaser, its successors, assigns and nominees to pursue and enforce protection in all countries.

      6.2. No Obligation. Nothing in this Agreement shall require Purchaser to pursue or continue to pursue in any country any patent or invention registration or the like, or trademark, copyright or mask work registration, or any similar protection; nor to enforce the same against infringements or the like; nor to maintain in force any current or subsequently obtained patent or invention registration, or trademark, copyright or mask work registration, or the like.

      6.3. Notices. All notices and other communications required or permitted hereunder will be in writing and, unless otherwise provided in this Agreement, will be deemed to have been duly given when delivered in person or when dispatched by electronic facsimile transfer (confirmed in writing by mail simultaneously dispatched) or one business day after having been dispatched by a nationally recognized overnight courier service to the appropriate party at the address specified below:

            (a)   If to Seller, to:
                        Harris Semiconductor
                        P.O. Box 883, M/S 53-209
                        Melbourne, Florida 32902-0083
                        Attention:  Stephen K. Cusick, Esquire
                        Facsimile No.: (407) 729-5392

                  with a copy to:
                        Harris Corporation
                        1025 West NASA Boulevard, M/S 119 CHQ
                        Melbourne, Florida 32919
                        Attention:  Richard L. Ballantyne, Esquire
                        Facsimile No.: (407) 727-9222

            (b)   If to Purchaser, to:
                  Texas Instruments Incorporated
                  7839 Churchill Way, M/S 3995
                  Dallas, Texas 75251
                        - or -
                  P.O. Box 650311, M/S 3995
                  Dallas, Texas 75265
                  Attention:  Charles D. Tobin
                  Facsimile No.: (214) 917-3804

            with a copy to:
                  Texas Instruments Incorporated
                  8505 Forest Lane, M/S 8658
                  Dallas, Texas 75243
                        - or -
                  P.O. Box 660199, M/S 8658
                  Dallas, Texas 75266
                  Attention:  Richard J. Agnich, Esq.
                  Facsimile No.: (972) 480-5061

or to such other address or addresses as any such party may from time to time designate as to itself by like notice.

      6.4. Expenses. Except as otherwise expressly provided herein, each party hereto will pay any expenses incurred by it incident to this Agreement and in preparing to consummate and consummating the transactions provided for herein.

      6.5. Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and shall be assignable or delegable by either party without the prior written consent of the other party; provided, however, that upon notice to Seller, Purchaser may assign or delegate any or all of their rights or obligations under this Agreement to any Affiliate thereof or to any Person that directly or indirectly acquires, after the Closing, all or substantially all of the assets or voting stock of Purchaser.

      6.6. Waiver. Purchaser may, by written notice to Seller, and Seller may, by written notice to Purchaser, (a) extend the time for performance of any of the obligations of the other party under this Agreement, (b) waive any inaccuracies in the representations or warranties of the other party contained in this Agreement, (c) waive compliance with any of the conditions or covenants of the other party contained in this Agreement, or (d) waive or modify performance of any of the obligations of the other party under this Agreement; provided, however, that no such party may, without the prior written consent of the other parties, make or grant such extension of time, waiver of inaccuracies or compliance or waiver or modification of performance with respect to its representations, warranties, conditions or covenants hereunder. Except as provided in the immediately preceding sentence, no action taken pursuant to this Agreement will be deemed to constitute a waiver of compliance with any representations, warranties, conditions or covenants contained in this Agreement and will not operate or be construed as a waiver of any subsequent breach, whether of a similar or dissimilar nature.

      6.7. Entire Agreement; Disclosure Schedules. This Agreement, which includes the schedules and exhibits hereto, supersedes any other agreement, whether written or oral, that may have been made or entered into by any party relating to the matters contemplated hereby and constitutes the entire agreement by and among the parties hereto, except as otherwise set forth in the Asset Purchase Agreement which shall control in the event of any conflict herewith.

      6.8. Amendments, Supplements, Etc. This Agreement may be amended or supplemented at any time by additional written agreements as may mutually be determined by Purchaser and Seller to be necessary, desirable or expedient to further the purposes of this Agreement or to clarity the intention of the parties.

      6.9. Rights of the Parties. Nothing expressed or implied in this Agreement is intended or will be construed to confer upon or give any Person other than the parties hereto or their assigns any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby.

      6.10. Further Assurances. From time to time, as and when requested by any party hereto, the other party will execute and deliver, or cause to be executed and delivered, all such documents and instruments, make such other deliveries and take such other actions as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

      6.11. Applicable Law. This Agreement and the legal relations among the parties hereto will be governed by and construed in accordance with the rules and substantive Laws of the State of Florida, United States of America, without regard to conflicts of law provisions thereof.

      6.12. Execution in Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement.

      6.13. Titles and Headings. Titles and headings to Sections herein are inserted for convenience of reference only, and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

      6.14. Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future Law, and if the rights or obligations under this Agreement of Seller on the one hand and Purchaser on the other hand will not be materially and adversely affected thereby, (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement; and (d) in lieu of such illegal, invalid, or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid, and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible, or if such addition is not possible the parties will negotiate in good faith a reasonable provision.

      6.15. Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to recover in such action its reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which it may be entitled.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                    TEXAS INSTRUMENTS INCORPORATED

                                    By:    /S/ Glenn Culhane
                                        ----------------------------------------
                                    Name:  Glenn Culhane
                                    Title: Vice President--Texas Instruments,
                                           Manager


                                    HARRIS CORPORATION

                                    By:    /S/ Roy Odom
                                        ----------------------------------------
                                    Name:  Roy Odom
                                    Title: General Manager


                                    HARRIS ADVANCED TECHNOLOGY (MALAYSIA)
                                    SDN. BHD.

                                    By:    /S/ Byran R. Roub
                                        ----------------------------------------
                                    Name:  Byran R. Roub
                                    Title: Director


                                    HARRIS SOUTHWEST PROPERTIES CORP.

                                    By:    /S/ David Wasserman
                                        ----------------------------------------
                                    Name:  David Wasserman
                                    Title: Vice President

                                    EXHIBIT A

                                   DEFINITIONS

      "Affiliate" shall mean with respect to any Person, any other person who, directly or indirectly, controls, is controlled by, or is under common control with that Person.

      "Agreement" shall mean this Intellectual Property Agreement as defined in the preamble to this Agreement.

      "Asset Purchase Agreement" (1) if the parties close on both the Commercial Asset Purchase Agreement and the Military Asset Purchase Agreement, means both the Commercial Asset Purchase Agreement and the Military Asset Purchase Agreement, or either of them, as in the context is appropriate, or, (2) if the parties close on only the Commercial Asset Purchase Agreement, means the Commercial Asset Purchase Agreement.

      "Closing Date" means the Closing Date as defined in the respective applicable Commercial Asset Purchase Agreement or Military Asset Purchase Agreement.

      "Commercial Asset Purchase Agreement" shall mean the Asset Purchase Agreement dated October 23, 1998, by and between Purchaser and Seller, executed contemporaneously herewith, relating to the Commercial Logic Business and Commercial Logic Products, as defined in the recitals to this Agreement.

      "Commercial Logic Business" means the business conducted by Seller of manufacturing, marketing and selling commercial but not military and not radiation hardened digital logic integrated circuits

      "Commercial Logic Products" means the commercial digital logic integrated circuits products manufactured, marketed or sold directly or indirectly by Seller in the Commercial Logic Business and listed by part number on Schedule 6.9(a) of the Commercial Asset Purchase Agreement.

      "Commercial Supply Agreement" shall mean the Supply Agreement dated __________, 1998, by and between Purchaser and Seller, executed contemporaneously herewith, relating to the supply by Seller of Commercial Logic Products to Purchaser, as defined in Section 3.10.

      "Copyrights" means all rights associated with works of authorship, including moral rights, registered and unregistered copyrights, registrations and applications therefor, in all media, throughout the world.

      "Field of Use" (1) if the parties close on both the Commercial Asset Purchase Agreement and the Military Asset Purchase Agreement, means (a) any digital logic integrated circuit manufactured by any of the CD4000, BiCMOS FCT, HC/HCT and AC/ACT processes; and (b) any of the products identified by part numbers listed on Schedules 6.9(a) of the Commercial Asset Purchase Agreement or the Military Asset Purchase Agreement and manufactured by any process; or, (2) if the parties close on only the Commercial Asset Purchase Agreement, means (a) any commercial digital logic integrated circuit manufactured by any of the CD4000, BiCMOS FCT, HC/HCT and AC/ACT processes; and (1)) any of the products identified by part numbers listed on Schedule 6.9(a) of the Commercial Asset Purchase Agreement and manufactured by any process.

      "Intellectual Property" means Patents, Trademarks, Know-How, Copyrights and Mask Works.

      "Know-How" means know-how, technology, inventions disclosed in Invention Disclosures, trade secrets, technical information, software and source code and documentation therefor, notebooks, drawings, and (with respect to semiconductor devices) mask works and application specific software.

      "Logic Business" (1) if the parties close on both the Commercial Asset Purchase Agreement and the Military Asset Purchase Agreement, means the business conducted by Seller of manufacturing, marketing and selling commercial and military but not radiation hardened digital logic integrated circuits; or, (2) if the parties close on only the Commercial Asset Purchase Agreement, means the business conducted by Seller of manufacturing, marketing and selling commercial but not military or radiation hardened digital logic integrated circuits;

      "Logic Business Intellectual Property" (1) if the parties close on both the Commercial Asset Purchase Agreement and the Military Asset Purchase Agreement, means that portion of Seller Intellectual Property which relates directly to and is used exclusively in the Logic Business or Logic Products; or,
(2) if the parties close on only the Commercial Asset Purchase Agreement, means that portion of Seller Intellectual Property which relates directly to and is used exclusively in the Commercial Logic Business or Commercial Logic Products.

      "Logic Products" (1) if the parties close on both the Commercial Asset Purchase Agreement and the Military Asset Purchase Agreement, means the commercial and military digital logic integrated circuits products manufactured, marketed or sold directly or indirectly by Seller in the Logic Business and listed by part number on Schedules 6.9(a) of the Commercial Asset Purchase Agreement or the Military Asset Purchase Agreement; or, (2) if the parties close on only the Commercial Asset Purchase Agreement, means the commercial digital logic integrated circuits products manufactured, marketed or sold directly or indirectly by Seller in the Commercial Logic Business and listed by part number on Schedule 6.9(a) of the Commercial Asset Purchase Agreement.

      "Mask Works" means all registered or unregistered mask work rights, mask work registrations and mask work applications, throughout the world.

      "Military Asset Purchase Agreement" shall mean the Asset Purchase Agreement dated October 23, 1998, by and between Purchaser and Seller, executed contemporaneously herewith, relating to the Military Logic Business and Military Logic Products, as defined in the recitals to this Agreement.

      "Military Logic Business" means the business conducted by Seller of manufacturing, marketing and selling Military but not commercial and not radiation hardened digital logic integrated circuits.

      "Military Logic Products" means the Military digital logic integrated circuits products manufactured, marketed or sold directly or indirectly by Seller in the Military Logic Business and listed by part number on Schedule 6.9(a) of the Military Asset Purchase Agreement.

      "Military Supply Agreement" shall mean the Supply Agreement dated _________, 1998, by and between Purchaser and Seller executed contemporaneously herewith, relating to the supply by Seller of Military Logic Products to Purchaser, as defined in Section 3.10.

      "Patents" means patents, utility models and all similar government grants of rights to inventions, and all applications and related rights therefor (including any and all divisions, continuations, continuations in-part, reissues, renewals, reexaminations and extensions thereof), throughout the world.

      "Person" has the same meaning as defined in the Asset Purchase Agreement.

      "Proprietary Rights" shall have the meaning ascribed to such term in
Section 5.2 of this Agreement.

      "Purchaser" shall have the meaning ascribed to such term in the preamble to this Agreement.

      "Seller" shall have the meaning ascribed to such term in the preamble to this Agreement.

      "Seller Intellectual Property" means (a) all Intellectual Property owned or controlled by Seller or an Affiliate of which Seller owns a majority or controlling interest; and (b) all Intellectual Property owned or controlled by a third party and licensed to Seller or an Affiliate of which Seller owns a majority or controlling interest and which Intellectual Property includes a right of assignment transfer or sublicense that gives a right to assign or transfer to, or sublicense Purchaser.

      "Seller Products" means all products and services that are being manufactured or performed by Seller at any time, other than Logic Business Products that are being manufactured or performed by Seller as of the Closing Date.

      "Technical Data" shall have the meaning ascribed to such term in Section 4.1(e) of this Agreement.

      "Third Party Logic Business Intellectual Property" means Intellectual Property owned or controlled by a third party and licensed to Seller, or an Affiliate of which Seller owns a majority or controlling interest, under an exclusive license which provides Seller a right of assignment or transfer or sublicense that gives a right to assign or transfer or sublicense Purchaser and which relates exclusively to the Logic Business or Logic Products, or is used or held for use exclusively in the Logic Business.

      "Trademarks" means all registered and unregistered trademarks, service marks, trade names, symbols, labels, packages, configuration of goods, words, slogans, phrases, numerals, or devices or combinations thereof, capable of distinguishing goods or services from goods or services of others, and all registrations and applications therefore, now existing or hereafter filed, throughout the world.